STANDARD [LOGO]
                          Standard Motor Products, Inc



FOR IMMEDIATE RELEASE

                                                  For more information, contact:
                                                                  James J. Burke
                                                   Standard Motor Products, Inc.
                                                                  (718) 392-0200

                                                                    Jennifer Tio
                                                Maximum Marketing Services, Inc.
                                                            (312) 226-4111 x2449
                                                   Jennifer.tio@maxmarketing.com


                     STANDARD MOTOR PRODUCTS, INC. ANNOUNCES
               THIRD QUARTER 2005 RESULTS AND A QUARTERLY DIVIDEND

New York, NY, November 1, 2005......Standard Motor Products, Inc. (NYSE: SMP),
an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and nine months ended September 30, 2005.

Consolidated net sales for the third quarter of 2005 were $224.4 million, compared to consolidated net sales of $203.5 million during the comparable quarter in 2004. Earnings from continuing operations for the third quarter of 2005 were $4.2 million or 21 cents per diluted share, compared to earnings of $1.3 million or 7 cents per diluted share in the third quarter of 2004. The third quarter improvement in earnings was primarily related to a $4.4 million reduction in integration expenses and a $4 million reduction in retiree medical expense (discussed further below).














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                37-18 Northern Blvd., Long Island City, NY 11101
                                 (718) 392-0200
                                 www.smpcorp.com




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Consolidated net sales for the nine month period ended September 30, 2005 were
$658.3 million, compared to consolidated net sales of $643.3 million during the comparable period in 2004. Earnings from continuing operations for the nine month period ended September 30, 2005 were $3.9 million or 20 cents per diluted share, compared to earnings of $8.3 million or 43 cents per diluted share in the comparable period of 2004.

Commenting on the results, Mr. Lawrence Sills, Standard Motor Products' Chairman and Chief Executive Officer, said, "On the Engine Management side of the business, while net sales and SGA expenses were roughly in line with projections, there was a major shortfall in gross margin. This was primarily caused by two factors. First, despite the recent round of price increases, which took effect in the third quarter, our pricing levels are still below 2004 on a cumulative basis. Second, we are incurring one-time, non-cash write-offs as we merge the Dana and Standard inventories.

"Looking forward, we have announced another round of price increases, beginning in mid-December. In addition, we are forecasting an additional $6-8 million in annualized cost savings, resulting from new manufacturing of previously purchased product and resourcing of existing purchased items. We anticipate all these being in place by year-end 2005, with benefits beginning in 2006."

Turning to Temperature Control, Mr. Sills commented, "Four Seasons had an excellent quarter. Sales were up 36% in the third quarter primarily because of the hot summer. However, year-to-date increases were only 7.3% because of the weak pre-season orders. On the cost side, we are continuing with our program of outsourcing product to the Far East, and beginning the task of establishing a compressor rebuilding facility in Reynosa, Mexico.



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"Europe continues to show slow but steady improvement. By the end of 2005 we will have outsourced all traditional ignition to the Far East and Eastern
Europe.

"Further, we continue to show gains on several fronts. We reduced inventory by $21 million in the third quarter, as Temperature Control had the benefit of the hot summer and we continued to integrate the DEM and Standard Engine Management inventories. Second, we are in the process of winding down our customer accounts receivable draft program, which will reduce interest expense and improve cash flow in 2006. Finally, as discussed above, we made substantial changes to our retiree medical program, which will result in a reduction of roughly $5 million to our annual expenses. $4 million of this reduction is included in our third quarter results, and the balance will be reflected in the fourth quarter."

The Board of Directors has approved payment of a quarterly dividend of nine cents per share on the common stock outstanding. The dividend will be paid on December 1, 2005 to stockholders of record on November 15, 2005.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Tuesday, November 1, 2005. The dial in number is 877-707-9628 (domestic) or 785-832-0326 (international). The playback number is 800-839-2435 (domestic) or 402-220-7212 international), and the ID # is STANDARD.




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UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS,
EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE ARE THOSE DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD-LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.
                                       ###





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                             STANDARD MOTOR PRODUCTS
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                             (Dollars in thousands)

                                     ASSETS

                                                      September 30,  December 31,
                                                          2005          2004

                                                      -------------  ------------

Cash                                                   $ 13,596       $ 14,934

Accounts receivable, gross                              270,855        160,706
Allowance for doubtful accounts                           9,978          9,354
                                                       --------       --------
Accounts receivable, net                                260,877        151,352

Inventories                                             240,266        258,641
Other current assets                                     24,021         22,289

                                                       --------       --------
Total current assets                                    538,760        447,216
                                                       --------       --------

Property, plant and equipment, net                       88,086         97,425
Goodwill and other intangibles                           68,662         69,911
Other assets                                             40,854         42,017

                                                       --------       --------
Total assets                                           $736,362       $656,569
                                                       ========       ========



LIABILITIES AND STOCKHOLDERS' EQUITY


Notes payable                                          $180,465       $109,416
Current portion of long term debt                           534            534
Accounts payable trade                                   56,381         46,487
Accrued customer returns                                 31,687         23,127
Restructuring accrual                                     2,699          6,999
Other current liabilities                                62,494         65,893

                                                       --------       --------
Total current liabilities                               334,260        252,456
                                                       --------       --------

Long-term debt                                          113,829        114,236
Accrued asbestos liability                               25,565         26,060
Restructuring accrual                                    11,515         12,394
Postretirement & other liabilities                       45,268         44,111

                                                       --------       --------
Total liabilities                                       530,437        449,257
                                                       --------       --------

Total stockholders' equity                              205,925        207,312

                                                       --------       --------
Total liabilities and stockholders' equity             $736,362       $656,569
                                                       ========       ========

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                          STANDARD MOTOR PRODUCTS, INC.
                      Consolidated Statements of Operations


(Dollars in thousands, except per share amounts)


                                                       THREE MONTHS ENDED            NINE MONTHS ENDED
                                                         SEPTEMBER 30,                  SEPTEMBER 30,
                                                     2005            2004            2005            2004
                                                 ------------    ------------    ------------    ------------

NET SALES                                        $    224,438    $    203,487    $    658,276    $    643,317

COST OF SALES                                         175,301         150,945         511,794         477,547
                                                 ------------    ------------    ------------    ------------

GROSS PROFIT                                           49,137          52,542         146,482         165,770

SELLING, GENERAL & ADMINISTRATIVE
  EXPENSES                                             39,134          43,436         124,915         137,438
INTEGRATION EXPENSES                                      218           4,669           4,620           8,592
                                                 ------------    ------------    ------------    ------------

OPERATING INCOME                                        9,785           4,437          16,947          19,740

OTHER INCOME (EXPENSE), NET                                67             823           1,046           1,766

INTEREST EXPENSE                                        4,552           3,474          12,617          10,389
                                                 ------------    ------------    ------------    ------------

EARNINGS FROM CONTINUING OPERATIONS
  BEFORE TAXES                                          5,300           1,786           5,376          11,117

INCOME TAX EXPENSE                                      1,137             446           1,441           2,779
                                                 ------------    ------------    ------------    ------------

EARNINGS FROM CONTINUING OPERATIONS                     4,163           1,340           3,935           8,338

DISCONTINUED OPERATIONS, NET OF TAX                      (449)         (2,016)         (1,240)         (3,292)
                                                 ------------    ------------    ------------    ------------

NET EARNINGS                                     $      3,714    $       (676)   $      2,695    $      5,046
                                                 ============    ============    ============    ============



NET EARNINGS PER COMMON SHARE:

   BASIC EARNINGS FROM CONTINUING OPERATIONS     $       0.21    $       0.07    $       0.20    $       0.43
   DISCONTINUED OPERATION                               (0.02)          (0.10)          (0.06)          (0.17)
                                                 ------------    ------------    ------------    ------------
   NET EARNINGS PER COMMON SHARE - BASIC         $       0.19    $      (0.03)   $       0.14    $       0.26
                                                 ============    ============    ============    ============


   DILUTED EARNINGS FROM CONTINUING OPERATIONS   $       0.21    $       0.07    $       0.20    $       0.43
   DISCONTINUED OPERATION                               (0.02)          (0.10)          (0.06)          (0.17)
                                                 ------------    ------------    ------------    ------------
   NET EARNINGS PER COMMON SHARE - DILUTED       $       0.19    $      (0.03)   $       0.14    $       0.26
                                                 ============    ============    ============    ============


WEIGHTED AVERAGE
  NUMBER OF COMMON SHARES                          19,547,319      19,356,423      19,509,040      19,312,334
WEIGHTED AVERAGE NUMBER OF
  COMMON AND DILUTIVE SHARES                       19,577,972      19,460,252      19,546,261      19,415,562

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